                                                                    Exhibit 21.1
                                                                    ------------



                    Subsidiaries of EarthWatch Incorporated
                    ---------------------------------------

1.   EarthWatch Satellite Corp., a Delaware corporation.

2.   EarthWatch-Mississippi Operations Incorporated, a Mississippi corporation.